Exhibit (b)(iii)

COMPASS PATHWAYS PLC

October 12, 2022

Citibank, N.A. – ADR Department

388 Greenwich Street

New York, New York 10013

Attn: Ryan Everett

Program ADSs (CUSIP No.: 20451W101)

Ladies and Gentlemen:

Reference is hereby made to the Deposit Agreement, dated as of September 22, 2020, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company has, upon the terms set forth in the Sales Agreement, dated as of October 8, 2021 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (“Cowen”), agreed to issue and sell through Cowen, acting as agent and/or principal, ADSs (the “Program ADSs”), each Program ADS representing one (1) fully paid Share, with such Program ADSs having an aggregate offering price of up to $150,000,000 (the “Program Offer”). The Program Offer of Program ADSs through Cowen will be made pursuant to a shelf registration statement (Reg. No.: 333-260145) on Form S-3 which was originally filed as an automatic shelf registration statement on Form F-3 on October 8, 2021 and was subsequently amended by Post-Effective Amendment No. 1 to Form F-3 on Form S-3, which was filed on February 24, 2022, and Post-Effective Amendment No. 2 to Form S-3 which was filed on February 24, 2022 and declared effective on May 3, 2022 (as amended, the “Registration Statement”). The Registration Statement, filed in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder and declared effective on or prior to the date hereof by the Securities and Exchange Commission, includes (i) a base prospectus, relating to certain securities to be offered from time to time by the Company, and (ii) a prospectus supplement, specifically relating to the Program ADSs, to the base prospectus.

Following the deposit from time to time of Shares by the Company in accordance with the Deposit Agreement and as contemplated in the Sales Agreement, each Program ADS will be issuable at the instruction, and deliverable at the direction, of Cowen and the Company in accordance with the terms and conditions of the Sales Agreement.

This letter agreement (this “Letter Agreement”) will confirm our understanding and agreement as follows:

1.                  Deposit of Shares. The Company and the Depositary hereby agree that the Shares underlying the Program ADSs, to be delivered upon the sale of Program ADSs (each, a “Program Sale”) following delivery of a Placement Notice, as such term is defined in the Sales Agreement, shall be deposited by, or on behalf of, the Company with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof. The Company hereby confirms that at the time of delivery to the Custodian (x) the Shares to be deposited with the Custodian upon a Program Sale of Program ADSs (i) will have been duly authorized and will be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible with the Shares then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued to, and deposited with, the Custodian and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of stamp duty taxes or stamp duty reserve tax, and (y) there will be no pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon a Program Sale that have not been waived, disapplied or exercised or otherwise lapsed.

2.                  Issuance and Delivery of Program ADSs upon a Program Sale. The Company hereby instructs the Depositary to issue and deliver Program ADSs against the deposit of Shares by, or on behalf of, the Company upon the execution of a Program Sale, subject to compliance with the terms and conditions of the Deposit Agreement and this Letter Agreement, including, without limitation, the receipt, by the Custodian or on behalf of the Depositary, of the applicable Shares and the receipt, by the Depositary, of the corresponding fees. The Depositary hereby agrees to issue Program ADSs representing the right to receive such Shares in accordance with the Deposit Agreement upon receipt of (i) the opinions and certificate referred to in Section 4 of this Letter Agreement at each of the times of delivery set forth in Section 4 of this Letter Agreement, (ii) confirmation of deposit of the applicable Shares by, or on behalf of, the Company, (iii) the corresponding fees referred to in Section 6 of this Letter Agreement, and (iv) a Program Issuance and Delivery Instruction for each Program Sale, in the form annexed hereto as Exhibit A.

3.                  Representations and Warranties. The Company hereby represents and warrants to the Depositary that (i) the terms of the Sales Agreement provide that the Program ADSs, when issued and delivered against payment therefor, will be freely transferable by Cowen and the initial purchasers thereof; and there are no legal restrictions on subsequent transfers of the Program ADSs under the laws of England and Wales or the United States, (ii) it will cause the Shares underlying the Program ADSs deliverable upon a Program Sale to be deposited with the Custodian or on behalf of the Depositary and shall authorize and instruct, together with Cowen, the Depositary to issue the Program ADSs in accordance with the Deposit Agreement and the terms of this Letter Agreement, and (iii) on the basis of law and practice in force and applicable as at the date hereof, no stamp duty taxes (including any stamp duty reserve taxes) will be imposed in connection with the initial issuance of the Shares by the Company or the initial deposit of the Shares, by or on behalf of the Company, with the Custodian or on behalf of the Depositary, in each case against the issuance and delivery of Program ADSs from time to time as contemplated in this Letter Agreement.

4.                  Opinions and Certificate. In furtherance of the foregoing, the Company shall, (i) at the time of execution of this Letter Agreement, provide the Depositary with (x) an opinion of its English counsel (its “English Counsel”), to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, (a) the Company has duly executed this Letter Agreement, (b) the Company has taken all necessary corporate action to authorise the execution and delivery of this Letter Agreement, and (c) based on counsel’s review of those laws and regulations which are normally applicable to transactions of the type contemplated by this Letter Agreement, the execution and delivery of this Letter Agreement by the Company does not and will not contravene or conflict with any law in England and Wales applicable to it; (y) an opinion of its U.S. counsel (its “U.S. Counsel”), to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the offer and sale of the Shares underlying the Program ADSs to be issued in connection with each Program Sale are duly registered with the Securities and Exchange Commission on the Registration Statement in compliance with the Securities Act; and (z) a certificate signed by an officer of the Company certifying that this Letter Agreement has been executed and unconditionally delivered by an authorized officer or director for and on behalf of the Company, and (ii) concurrently with each Program Sale, (x) an opinion of its English Counsel to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, (a) no consent, licence, approval, authorisation, declaration, registration, filing or recording from or with any court or governmental or regulatory authority or body in England and Wales is required in relation to the issuance and deposit of the Shares issuable upon a Program Sale (other than the filings to be undertaken by the Company with Companies House in connection with any allotment of Shares) or the exercise by the Company of its rights and the performance of its obligations under this Letter Agreement, (b) when Shares underlying any Program ADSs deliverable upon a Program Sale are issued and allotted in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorised to allot such Shares and such Shares will be validly issued, fully paid and rank pari passu with the other issued ordinary shares of £0.008 each in the capital of the Company then held by the Custodian on behalf of the Depositary and underlying the ADSs then outstanding, and (c) no stamp duty taxes (including any stamp duty reserve taxes) are applicable to, or payable in connection with, the initial issuance of the Shares by the Company or the initial deposit of the Shares by or on behalf of the Company with the Custodian or on behalf of the Depositary, in each case against the issuance and delivery of Program ADSs in connection with such Program Sale and as contemplated in this Letter Agreement; and (y) an opinion of its U.S. Counsel to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, at the time of delivery of each such opinion, the Registration Statement will be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued.

5.                  Indemnification. In the event stamp duty (including any UK Stamp Duty Reserve Tax (“SDRT”)) is applicable to, or payable on, the issuance and deposit of Shares or issuance of Program ADSs in connection with a Program Sale, the Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges or expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, SDRT, or any other similar duty or tax on the issuance and deposit of Shares or issuance of Program ADSs, in connection with any Program Sale.

6.                  Depositary Fees. The Company and the Depositary agree that the Company shall pay the Depositary a depositary fee of up to US$0.05 per Program ADS issued upon a Program Sale.

7.                  Fractional Shares and Program ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of Program ADSs upon a Program Sale, and the Depositary shall not be required to accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Program ADS.

8.                  F-6 Registration Statement. The Depositary and the Company hereto confirm that a signed conformed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

9.                  Miscellaneous.

(a)       The Company hereby acknowledges and agrees that its indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)       The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)       This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

(d)       This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)       This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)       This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

COMPASS PATHWAYS PLC

		By:	/s/ Michael Falvey
Name: Michael Falvey
Title: Chief Financial Officer
Accepted and Agreed
as of the date first written above

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name: Joseph Connor
Title: Attorney in Fact

EXHIBIT A

to

Letter Agreement, dated as of October 12, 2022

(the “Letter Agreement”), by and between

COMPASS PATHWAYS PLC

and CITIBANK, N.A.

_____________________

Program Issuance and Delivery Instruction

_____________________

[DATE]

Citibank, N.A., as Depositary
388 Greenwich Street
New York, New York 10013
Attn.: Mr. Ryan Everett (ryan.everett@citi.com)
           Mr. Keith Galfo (keith.galfo@citi.com)
           Mr. Leslie Deluca (leslie.deluca@citi.com)

           Mr. Joseph Connor (joseph.connor@citi.com)

           DR Broker Services (drbrokerservices@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A., London Branch
25 Canada Square
Canary Wharf
London E14 5LB, England
Attn.: UK Custody Settlements

           Custody Team (UKsettlements@citi.com)

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attn: Jean-Claude Lanza (jlanza@pbwt.com)

           Daniel Graf (dgraf@pbwt.com)

Re: Compass Pathways plc (CUSIP No.: 20451W101); Settlement Date [●][●], 202[●]

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of September 22, 2020, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of October 12, 2022 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

A-1

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement as supplemented by the Letter Agreement and promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Shares specified below from, or on behalf of, the Company in connection with a Program Sale, Cowen and Company, LLC and the Company hereby jointly instruct the Depositary, and the Depositary hereby agrees

(i) to promptly accept for deposit the number of Shares and issue the number of Program ADSs in each case as specified below:

Number of Shares deposited in connection with Program Sale(s):	____________ Shares
Number of Program ADSs (CUSIP No.: 20451W101; each Program ADS representing one (1) Share) to be issued in connection with Program Sale(s):	____________ Program ADSs
Price per Program ADS sold in the Program Sale(s):	$ __________
Total value of Program ADSs sold	$ __________
Settlement Date	[●][●], 202[●]

and (ii) to promptly deliver such Program ADSs, as follows:

Name of DTC Participant to which the Program ADSs are to be delivered:	Cowen and Company, LLC
DTC Participant Account No.:	_____________________________
Account No. for recipient of Program ADSs at DTC Participant (f/b/o information):	_____________________________
Name on whose behalf the above number of Program ADSs are to be issued and delivered:	_____________________________
Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

The Company hereby (i) confirms that no stamp duty taxes (including any stamp duty reserve taxes) are applicable to, or payable in connection with, the initial issuance of the Shares or the initial deposit of the Shares by the Company with the Custodian against issuance of the Program ADSs, and (ii) certifies that (A) the Registration Statement (as defined in the Letter Agreement) is effective under the Securities Act and (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Securities and Exchange Commission.

A-2

The Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all claims, losses, damages, costs and expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, stamp duty reserve tax, or any other similar duty or tax in connection with the initial issuance and deposit of the Shares and the issuance and delivery of the corresponding Program ADSs.

COWEN AND COMPANY, LLC	COMPASS PATHWAYS PLC

By:	By:
Name: Title:	Name: Title:

A-3